HEI Exhibit 32.1

Hawaiian Electric Industries, Inc.

Written Statement of Chief Executive Officer Furnished Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Industries, Inc. (HEI) on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission (the Report), I, Constance H. Lau, Chief Executive Officer of HEI, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)          The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)          The consolidated information contained in the Report fairly presents, in all material respects, the financial condition as of June 30, 2011 and results of operations for the three and six months ended June 30, 2011 of HEI and its subsidiaries.

/s/ Constance H. Lau
Constance H. Lau
President and Chief Executive Officer
Date: August 4, 2011

A signed original of this written statement required by Section 906 has been provided to HEI and will be retained by HEI and furnished to the Securities and Exchange Commission or its staff upon request.